Exhibit 99.(A)(4)

Schedule A Series of the Trust

June 13, 2025

Name of Fund

Domestic Equity
WisdomTree U.S. LargeCap Fund
WisdomTree U.S. Quality Dividend Growth Fund
WisdomTree U.S. Multifactor Fund
WisdomTree U.S. Value Fund
WisdomTree U.S. MidCap Fund
WisdomTree U.S. SmallCap Fund
WisdomTree U.S. SmallCap Quality Dividend Growth Fund
WisdomTree U.S. LargeCap Dividend Fund
WisdomTree U.S. Total Dividend Fund
WisdomTree U.S. High Dividend Fund
WisdomTree U.S. AI Enhanced Value Fund
WisdomTree U.S. MidCap Dividend Fund
WisdomTree U.S. SmallCap Dividend Fund
WisdomTree U.S. Quality Growth Fund
WisdomTree U.S. MidCap Quality Growth Fund
WisdomTree U.S. SmallCap Quality Growth Fund

Emerging Markets Equity
WisdomTree Emerging Markets High Dividend Fund
WisdomTree Emerging Markets Quality Dividend Growth Fund
WisdomTree Emerging Markets Multifactor Fund
WisdomTree Emerging Markets SmallCap Dividend Fund
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund
WisdomTree China ex-State-Owned Enterprises Fund
WisdomTree India Earnings Fund
WisdomTree Emerging Markets ex-China Fund
WisdomTree India Hedged Equity Fund

International Equity
WisdomTree International Equity Fund
WisdomTree International Multifactor Fund
WisdomTree Dynamic International Equity Fund (formerly, WisdomTree Dynamic Currency Hedged International Equity Fund)
WisdomTree International LargeCap Dividend Fund
WisdomTree International AI Enhanced Value Fund
WisdomTree International High Dividend Fund
WisdomTree International Hedged Quality Dividend Growth Fund
WisdomTree International Quality Dividend Growth Fund
WisdomTree International SmallCap Dividend Fund
WisdomTree Dynamic International Equity Fund (formerly, WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund)
WisdomTree International MidCap Dividend Fund
WisdomTree Global ex-U.S. Quality Dividend Growth Fund
WisdomTree Global High Dividend Fund
WisdomTree New Economy Real Estate Fund
WisdomTree Japan Hedged Equity Fund
WisdomTree Europe Hedged Equity Fund
WisdomTree Europe Quality Dividend Growth Fund

WisdomTree Japan SmallCap Dividend Fund
WisdomTree Japan Hedged SmallCap Equity Fund
WisdomTree Europe SmallCap Dividend Fund
WisdomTree European Opportunities Fund (formerly, WisdomTree Europe Hedged SmallCap Equity Fund) WisdomTree GeoAlpha Opportunities Fund

Fixed Income
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund
WisdomTree Floating Rate Treasury Fund
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund
WisdomTree Interest Rate Hedged High Yield Bond Fund
WisdomTree U.S. Short-Term Corporate Bond
WisdomTree U.S. Corporate Bond Fund
WisdomTree U.S. High Yield Corporate Bond Fund
WisdomTree Emerging Markets Local Debt Fund
WisdomTree Emerging Markets Corporate Bond Fund
WisdomTree Emerging Currency Strategy Fund
WisdomTree Bloomberg U.S. Dollar Bullish Fund
WisdomTree Mortgage Plus Bond Fund
WisdomTree Voya Yield Enhanced USD Universal Bond Fund
WisdomTree Bianco Total Return Fund
WisdomTree 1-3 Year Laddered Treasury Fund
WisdomTree 7-10 Year Laddered Treasury Fund

Alternative Funds
WisdomTree Managed Futures Strategy Fund
WisdomTree Equity Premium Income Fund (formerly, WisdomTree PutWrite Strategy Fund)
WisdomTree Enhanced Commodity Strategy Fund
WisdomTree Alternative Income Fund
WisdomTree Target Range Fund

Capital Efficient
WisdomTree U.S. Efficient Core Fund
WisdomTree International Efficient Core Fund
WisdomTree Emerging Markets Efficient Core Fund
WisdomTree Efficient Gold Plus Gold Miners Strategy Fund
WisdomTree Efficient Gold Plus Equity Strategy Fund WisdomTree Inflation Plus Fund

 Megatrend

 WisdomTree Cloud Computing Fund

WisdomTree Cybersecurity Fund

WisdomTree BioRevolution Fund
WisdomTree Battery Value Chain and Innovation Fund
WisdomTree Artificial Intelligence and Innovation Fund

Municipal Bonds

WisdomTree Core Laddered Municipal Fund

WisdomTree High Income Laddered Municipal Fund